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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


      MPSI Systems Limited....................................................U.K. Corporation
      MPSI Australia Pty. Ltd............................................Australia Corporation
      MPSI do Brasil........................................................Brazil Corporation
      MPSI Systems K.K....................................................Japanese Corporation
      MPSI Systems Pte. Ltd..............................................Singapore Corporation
      Shanghai MPSI Software Inc...........................................Chinese Corporation
      Management Planning Systems, Inc.....................................Oklahoma Corporation
      DataMetrix Inc.......................................................Oklahoma Corporation

      INACTIVE CORPORATIONS
      MPSI China Inc......................................................Delaware Corporation
      MPSI Surveys Inc....................................................Oklahoma Corporation
      MPSI Systems Canada Inc.............................................Canadian Corporation
      MPSI Systems GmbH.....................................................German Corporation
      MPSI Systems SARL.....................................................French Corporation
      Quest Systems International Inc......................................Delaware Corporation

      BRANCH OFFICES
         Seoul, South Korea...................................Branch of MPSI Systems Pte. Ltd.
         Johannesburg, South Africa.................Branch of Management Planning Systems Inc.
                                                            (d/b/a MPSI Africa Inc.)